Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
General Electric Company:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 33-50639, 33-39596, 33-39596-01, 33-29024, 333-59671, 333-120155, 333-72566, 333-104526, and 333-110771), on Form S-4 (Registration No. 333-107556), and on Form S-8 (Registration Nos. 333-01953, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233, 333-117855, 333-99671 and 333-102111) of General Electric Company of our report dated February 11, 2005, except as to the restatement discussed in note 1 to the consolidated financial statements, which is as of May 5, 2005 and as to page 39 and notes 10, 12, 13, 16 and 27, which are as of September 15, 2005, with respect to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 2004 and 2003, and the related statements of earnings, changes in shareowners’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the Form 8-K of General Electric Company to be filed on or about September 16, 2005.

Our report on Internal Control over Financial Reporting dated February 11, 2005, except as to the fourth paragraph of Management’s Annual Report on Internal Control over Financial Reporting (as restated), which is as of May 5, 2005, expresses our opinion that General Electric Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: a failure to ensure the correct application of Statement of Financial Accounting Standards No. 133 when certain derivative transactions were entered into at General Electric Capital Corporation prior to August 2003 and failure to correct that error subsequently.

Our report on the consolidated financial statements refers to a change in the method of accounting for variable interest entities in 2004 and 2003, a change in the method of accounting for asset retirement obligations in 2003 and changes in the methods of accounting for goodwill and other intangible assets and for stock-based compensation in 2002.

/s/ KPMG LLP
Stamford, Connecticut

September 15, 2005